Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	§
§
ESPRE SOLUTIONS, INC.	§	CASE NO. 09-30572-HDH-11
§
Debtor.	§

ORDER REGARDING EXPEDITED MOTION TO SHORTEN
TIME FOR FILING OBJECTIONS TO AND CONDUCTING HEARING ON
REQUESTED APPROVAL OF DISCLOSURE STATEMENT

ON THIS DAY came on to be considered Espre Solutions, Inc.’s (the “Debtor”) Expedited Motion to Shorten time for Filing Objections to and Conducting Hearing on Requested Approval of  Disclosure Statement filed on March 6, 2009 (Docket No. 38).   The Court, after noting that it has jurisdiction to consider the matter finds that the Motion was properly served and after hearing the argument of counsel finds that the relief requested in the Motion is in the best interest of the Estate and should be granted.  It is therefore

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ORDERED that the Expedited Motion to Shorten Time for Filing Objections to and Conducting Hearing on Requested Approval of Disclosure Statement is hereby granted; it is further

ORDERED that the deadline to object to the Debtor’s Disclosure Statement, inclusive of notice, is shortened to Monday, March 23, 2009, at 5:00 p.m. CDT.  It is further

ORDERED that the hearing on the Debtor’s Disclosure Statement is set for March 26, 2009, at 9:30 a.m. and that such dates shall be reflected in this Court’s Order and Notice of Hearing on Debtor’s Disclosure Statement.

# # #  END OF ORDER # # #

SUBMITTED BY:

E. P. Keiffer
State Bar No. 11181700
WRIGHT GINSBERG BRUSILOW P.C.
The Elm Place Building
1401 Elm Street, Suite 4750
Dallas, Texas 75202
Phone:  (214) 651-6517
Fax:      (214) 744-2615
Email:  pkeiffer@wgblawfirm.com

ATTORNEYS FOR DEBTOR

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